THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. IF YOU ARE IN ANY DOUBT ABOUT THE OFFER OR WHAT ACTION YOU SHOULD TAKE, YOU SHOULD IMMEDIATELY CONSULT YOUR STOCKBROKER, BANK MANAGER, SOLICITOR, ACCOUNTANT OR OTHER INDEPENDENT FINANCIAL ADVISER DULY AUTHORISED UNDER THE FINANCIAL SERVICES AND MARKETS ACT 2000 IF YOU ARE RESIDENT IN THE UNITED KINGDOM OR, IF NOT, ANOTHER APPROPRIATE AUTHORISED INDEPENDENT FINANCIAL ADVISER.

IF YOUR BRANCOTE SHARES ARE IN UNCERTIFICATED FORM, THAT IS, IN CREST, YOU SHOULD NOT COMPLETE THIS FORM. THE PROCEDURE FOR ACCEPTANCE OF THE OFFER IF YOUR BRANCOTE SHARES ARE HELD IN UNCERTIFICATED FORM IS SET OUT IN PARAGRAPH 13(B) OF THE LETTER FROM STANDARD BANK AND BMO NESBITT BURNS IN PART III OF THE OFFER DOCUMENT.

If you have sold or otherwise transferred all your Brancote Shares, please send this Form of Acceptance ("Form") and the accompanying Offer Document and the reply-paid envelope as soon as possible to the purchaser or transferee or to the agent through whom the sale or transfer was made for delivery to the purchaser or transferee. HOWEVER, THESE DOCUMENTS SHOULD NOT BE FORWARDED OR TRANSMITTED IN OR INTO AUSTRALIA OR JAPAN OR ANY OTHER JURISDICTION IF TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS IN SUCH JURISDICTIONS.

This document should be read in conjunction with the accompanying offer document
dated   -  2002 from Standard Bank and BMO Nesbitt Burns on behalf of Meridian
(the "Offer Document"). Unless the context otherwise requires, the definitions contained in the Offer Document also apply to this Form.

The Offer is not being made, directly or indirectly, in or into Australia or Japan, or by the use of the mails of or by any means or instrumentality (including, without limitation, telephonically or electronically) of interstate or foreign commerce of, or of any facility of a national securities exchange of, Australia or Japan. Accordingly, neither this Form nor the accompanying Offer Document is being, and must not be, mailed or otherwise forwarded, distributed or sent in or into Australia or Japan. Any person (including nominees, trustees and custodians) who would, or otherwise intends to, forward this document to any jurisdiction outside the United Kingdom should read paragraph 14 of the letter from Standard Bank and BMO Nesbitt Burns in Part III and Paragraph 7 of Part B of Appendix I to the Offer Document before taking any action. Further information for overseas shareholders is contained in the Offer Document.

--------------------------------------------------------------------------------

                        FORM OF ACCEPTANCE AND AUTHORITY

                        Recommended Share Exchange Offer

                                       by

                               MERIDIAN GOLD INC.

                                     and by

                          STANDARD BANK LONDON LIMITED

                                      and

                             BMO NESBITT BURNS INC.

                      on its behalf in the United Kingdom

              for all the issued and to be issued share capital of

                             BRANCOTE HOLDINGS PLC


               ACTION TO BE TAKEN

- To accept the Offer, complete this Form on page 3 by following the instructions and notes for guidance set out on pages 2 and 4.

- Return this Form, duly completed and signed and ACCOMPANIED BY YOUR SHARE CERTIFICATE(S) and/or other document(s) of title, by post or by hand (during normal business hours) to Computershare Investor Services PLC, PO Box
  859, The Pavilions, Bridgwater Road, Bristol
  BS99 1XZ as soon as possible, but in any event, so as to arrive no later than
  3.00 p.m. on - 2002. A reply-paid envelope is enclosed for use within the United Kingdom.

- If you hold Brancote Shares both in CREST and outside CREST, complete this Form for your holding of Brancote Shares in certificated form, that is, outside CREST. The procedure for acceptance of the Offer for Brancote
  Shares held in CREST is set out in
  paragraph 13(b) of the letter from Standard
  Bank and BMO Nesbitt Burns in Part III of the
  Offer Document.

- If your share certificate(s) and/or other document(s) of title in respect of your Brancote Shares are with your bank, stockbroker or other agent, complete and sign this Form and arrange for it to be lodged by such agent with the relevant document(s), unless your certificate(s) and/or other document(s) of title are not readily available, in which case please refer to
  Note 5 on page 4 of this Form.

- If you hold Brancote Shares jointly with others, you must arrange for all your co-holders to sign this Form.

- A Form of Acceptance contained in an envelope postmarked in Australia or Japan, or otherwise appearing to Meridian or its agents to have been sent from any of those countries will not constitute a valid acceptance of the Offer.
  Without prejudice to Part B of Appendix I to the Offer Document, Meridian reserves the right to treat as valid, in whole or in part, any acceptance of the Offer which is not entirely in order or which is not accompanied by the relevant share certificate(s) and/or other document(s) of title.

- If you are in any doubt as to how to fill in this Form, please telephone Computershare
  Investor Services PLC, on telephone number
  0870 702 0100.

      DO NOT DETACH ANY PART OF THIS FORM

                    HOW TO COMPLETE THIS FORM OF ACCEPTANCE
 THE PROVISIONS OF PART B OF APPENDIX I TO THE OFFER DOCUMENT ARE INCORPORATED
                        INTO AND FORM PART OF THIS FORM

--------------------------------------------------------------------------------

-1 -      THE OFFER
          To accept the Offer, insert in Box -1 - the total number of Brancote Shares in respect of which you wish to accept the Offer.
          You must also sign Box -2 -, which will constitute your acceptance of the Offer, and complete Box -3 - and, if appropriate, Box -4 - and Box -5 -. If no number, or a number greater than your entire holding of Brancote Shares is inserted in Box -1 - and you have signed Box -2 -, you will be deemed to have inserted in Box -1 - and to have accepted the Offer in respect of your entire registered holding of Brancote Shares (being the entire holding under the name and address specified in Box -3 -).
                                                     COMPLETE HERE -->

----------------------------------------------------------------------
-2 -      SIGNATURES
          YOU MUST SIGN BOX -2 - REGARDLESS OF WHICH OTHER BOXES YOU
          COMPLETE. IN THE CASE OF JOINT HOLDERS, ALL JOINT HOLDERS
          MUST SIGN.
          All registered holders who are individuals MUST SIGN BOX -2
          -IN THE PRESENCE OF A WITNESS who must also sign Box -2 -
          where indicated. The witness must be over 18 years of age
          and should not be another joint holder signing the Form.

          The witness should state his or her name and address and sign where indicated. The same person may witness each signature of joint holders.

          A company incorporated in the United Kingdom may affix its common seal, which should be affixed and witnessed in accordance with its Articles of Association or other regulations.

          Alternatively, a company to which section 36A of the Companies Act 1985 (as amended) applies may execute this Form by two directors or one director and the company secretary signing the Form and inserting the name of the company above or alongside the signatures. A company incorporated outside the United Kingdom should execute this Form in accordance with the Foreign Companies (Execution of Documents) Regulations 1994. EACH OFFICER SIGNING THIS FORM
          SHOULD STATE THE OFFICE WHICH HE HOLDS UNDERNEATH HIS
          SIGNATURE.

          If the Form is not signed by the registered holder(s), insert the name(s) and capacity (e.g. attorney or executor(s)) of the person(s) signing the Form. Such person should also deliver evidence of his/her authority in accordance with the notes on page 4.
                                                     COMPLETE HERE -->

----------------------------------------------------------------------
-3 -      NAME(S) AND ADDRESS(ES)
          Complete Box -3 - with the full name and address of the sole or first-named registered holder in BLOCK CAPITALS together with the name(s) of all other joint registered holders (if any). Insert also the name(s) and capacity (e.g.
          executor(s)/ attorney(s)) of the person(s) making the
          acceptance if the acceptance is not made by the registered holder(s).
          Your attention is also drawn to Box -5 -. Unless you
          complete Box -5 -, the address of the sole or first-named
          registered holder inserted in Box -3 - is the address to
          which your New Meridian Common Shares will be issued. If you insert in Box -3 - an address in Australia or Japan, you
          must insert in Box -5 - an alternative address outside
          Australia or Japan. Please give a telephone number where you can be contacted in the event of any query.
                                                     COMPLETE HERE -->

----------------------------------------------------------------------
-4 -      OVERSEAS SHAREHOLDERS
          If you are unable to give the warranties set out in
          paragraph 5(b)(ii) of Part B of Appendix I to the Offer
          Document, you must put "NO" in Box -4 -. If you do not put
          "NO" in Box -4 -, you will be deemed to have given such
          warranties.
                                                     COMPLETE HERE -->

----------------------------------------------------------------------
-5 -      ALTERNATIVE ADDRESS FOR DESPATCH OF NEW MERIDIAN COMMON
          SHARES
          If you wish your New Meridian Common Shares and/or returned documents to be sent to someone (who must be outside
          Australia or Japan) other than the first-named registered
          holder at his address set out in Box -3 - (e.g. your bank
          manager or stockbroker), you should complete Box -5 -.
          Box 5 must be completed by holders who have completed Box 3 with an address in Australia or Japan. You must not insert in Box 5 an address in Australia or Japan.
                                                     COMPLETE HERE -->

----------------------------------------------------------------------

                       PLEASE COMPLETE IN BLOCK CAPITALS

--------------------------------------------------------------------------------


-1 -      TO ACCEPT THE OFFER                                  BOX ------------1                     FOR RECEIVING
          Complete Boxes-1 - and -3 - and                    ------------                              AGENT USE
          sign Box -2 - in the presence of a      Total number of Brancote Shares in                Acceptance No.
          witness.                                respect of which you wish to accept                      H
          If appropriate, please also                          the Offer                                   C
          complete Boxes -4 - and -5 -.                                                                    Q

--------------------------------------------------------------------------------


-2 -       IN ALL CASES SIGN HERE TO ACCEPT THE OFFER                      BOX --------------------------2
                                                                           --------------------------

           Executed and delivered as a deed by:                        Witnessed by: see paragraph 2 on page 2 for details as
                                                                       to who may act as a witness:

           1. ..................................................       1. Name....................  Address....................

                                                                       Signature..................  ...........................

           2. ..................................................       2. Name....................  Address....................

                                                                       Signature..................  ...........................

           3. ..................................................       3. Name....................  Address....................

                                                                       Signature..................  ...........................

           4. ..................................................       4. Name....................  Address....................

                                                                       Signature..................  ...........................
           IMPORTANT: EACH REGISTERED HOLDER WHO IS AN INDIVIDUAL MUST SIGN IN THE PRESENCE OF A WITNESS WHO MUST ALSO SIGN AND
           PRINT HIS OR HER NAME WHERE INDICATED. IN THE CASE OF JOINT HOLDERS, ALL MUST SIGN.

           EXECUTION BY A COMPANY
           **The common seal of the company named below was affixed/Executed as a deed on behalf of the company named below in the presence of/acting by:

           Name of company......................  Signature............................  Name of Director.....................

           **delete as appropriate                Signature............................  Name of Director/Secretary...........

--------------------------------------------------------------------------------


-3 -       FULL NAME(S) AND ADDRESS(ES)                                    BOX --------------------------3
                                                                           --------------------------

             First registered holder      Second registered holder     Third registered holder      Fourth registered holder

             1. Forename(s).............  2. Forename(s).............  3. Forename(s).............  4. Forename(s).............

             Surname....................  Surname....................  Surname....................  Surname....................
             (Mr/Mrs/Miss/Title)          (Mr/Mrs/Miss/Title)          (Mr/Mrs/Miss/Title)          (Mr/Mrs/Miss/Title)

             Address....................

             ...........................

             Postcode...................

             DAYTIME CONTACT TELEPHONE NUMBER

--------------------------------------------------------------------------------


-4 -       OVERSEAS PERSONS                                                BOX ------------------------4
                                                                           ------------------------
           Put ``NO" in this Box -4 - if you are UNABLE to give the
           warranties relating to overseas shareholders in paragraph
           5(b)(ii) of Part B of Appendix I to the Offer Document.

--------------------------------------------------------------------------------

           Address (outside Australia or Japan) to which consideration     BOX ------------------------5
-5 -       or returned                                                     ------------------------
           documents should be sent, if not as set out in Box -3 -.

                                                                           Name.................................................

                                                                           Address..............................................

                                                                           Postcode.............................................

--------------------------------------------------------------------------------

 FURTHER NOTES REGARDING THE COMPLETION AND LODGING OF THIS FORM OF ACCEPTANCE

IN ORDER TO BE EFFECTIVE, THIS FORM MUST, EXCEPT AS MENTIONED BELOW, BE SIGNED BY THE REGISTERED HOLDER OR, IN THE CASE OF A JOINT HOLDING, BY ALL THE JOINT HOLDERS AND EACH INDIVIDUAL SIGNATURE MUST BE INDEPENDENTLY WITNESSED. A COMPANY MUST EXECUTE THIS FORM UNDER ITS COMMON SEAL, THE SEAL BEING AFFIXED AND WITNESSED IN ACCORDANCE WITH ITS ARTICLES OF ASSOCIATION OR OTHER REGULATIONS. ALTERNATIVELY, A COMPANY TO WHICH SECTION 36A OF THE COMPANIES ACT 1985 APPLIES MAY EXECUTE THIS FORM BY A DIRECTOR AND THE COMPANY SECRETARY OR BY TWO DIRECTORS OF THE COMPANY SIGNING THE FORM AND INSERTING THE NAME OF THE COMPANY ABOVE OR ALONGSIDE THEIR SIGNATURES. EACH SUCH PERSON SIGNING THE FORM SHOULD STATE THE OFFICE WHICH HE/SHE HOLDS.

1. IF A HOLDER IS AWAY FROM HOME (E.G. ABROAD OR ON HOLIDAY) OR WHERE A POWER OF ATTORNEY HAS BEEN GRANTED:

Send this Form by the quickest means (e.g. air mail) but not in or into Australia or Japan, to the holder for execution or, if he has executed a power of attorney, have this Form signed by the attorney in the presence of a witness. In the latter case, the original power of attorney (or a copy thereof duly certified in accordance with the Powers of Attorney Act 1971 or other applicable law by, for example, a solicitor) must be lodged with this Form for noting. No other signatures are acceptable.

2.  IF YOU HAVE SOLD OR TRANSFERRED ALL OF YOUR BRANCOTE SHARES:

You should at once pass this Form, together with the Offer Document and reply-paid envelope, to the purchaser or transferee or to the stockbroker, bank or other agent through whom the sale or transfer was effected for transmission to the purchaser or transferee. If you wish to sell part of your holding of Brancote Shares and also wish to accept the Offer in respect of the balance but
are unable to obtain the balance certificate by 3.00 p.m. on   -  2002, you
should ensure that the stockbroker or other agent through whom you make the sale obtains the appropriate endorsement or indication, signed on behalf of Melton Registrars Limited, PO Box 30, Cresta House, Alma Street, Luton, Bedfordshire LU1 2PU, as Brancote's registrars, in respect of the balance of your holding of Brancote Shares.

3.  IF THE SOLE HOLDER HAS DIED:

If a grant of probate or letters of administration has/have been registered with Melton Registrars Limited, PO Box 30, Cresta House, Alma Street, Luton, Bedfordshire LU1 2PU, as Brancote's registrars, this Form must be signed by the personal representative(s) of the deceased, each in the presence of a witness who must also sign this Form, and the signed From must be lodged, together with the share certificate and/or other documents(s) of title, with Computershare Investor Services PLC. If a grant of probate or letters of administration has/have not been registered with Brancote's registrars, the personal representative(s) or the prospective personal representative(s) or executor(s) should sign this Form, each in the presence of a witness who must also sign this Form, and the signed Form must be forwarded together with the share certificate(s) or other document(s) of title to Computershare Investor Services PLC at the address set out in paragraph 10 below. However, the grant of probate or letters of administration must be lodged with Computershare Investor Services PLC before the consideration due under the Offer can be forwarded to the personal representative(s) or executors.

4.  IF ONE OF THE JOINT HOLDERS HAS DIED:

This Form must be signed by all the surviving holders, each in the presence of a witness who must also sign this Form, and the signed Form must be lodged with Computershare Investor Services PLC at the address set out in paragraph 10 below with the share certificate(s) and/or other document(s) and accompanied by the death certificate, grant of probate or letters of administration in respect of the deceased holder.

5.  IF YOUR SHARE CERTIFICATE(S) ARE HELD BY YOUR BANK OR OTHER AGENT:

Complete this Form and, if the share certificate(s) is/are readily obtainable, deliver this completed Form to your bank, stockbroker or other agent for lodging with Computershare Investor Services PLC at the address set out in paragraph 10 below accompanied by the share certificate(s). If the share certificate(s) is/are not readily obtainable, send this Form duly completed to Computershare Investor Services PLC at the address set out in paragraph 10 below with a note saying, for example, "Share certificate(s) to follow" and arrange for the share certificate(s) to be forwarded to Computershare Investor Services PLC at the address set out in paragraph 10 below as soon as possible thereafter. It is helpful for your agent to be informed of the full terms of the Offer (unless he is in Australia or Japan).

6.  IF YOUR SHARE CERTIFICATE(S) HAS/HAVE BEEN LOST:

Complete this Form and no later than 3.00 p.m. on   -  2002 lodge the completed
Form, together with any share certificate(s) available, with Computershare Investor Services PLC at the address set out in paragraph 10 below accompanied by a letter stating that you have lost one or more of your certificate(s) and/or other document(s) of title. You should write as soon as possible to Melton Registrars Limited at the address set out in paragraph 3 above for a letter of indemnity which, when completed in accordance with the instructions given, should be returned to Computershare Investor Services PLC, at the address given in paragraph 10 below. No acknowledgement of receipt of documents will be given. No consideration due under the Offer will be paid or delivered unless share certificate(s) and/or document(s) of title, or an acceptable indemnity in lieu thereof, is/are received by Computershare Investor Services PLC.

7.  IF THIS FORM IS SIGNED UNDER A POWER OF ATTORNEY:

The completed Form, together with the share certificate(s) and/or other document(s) of title, should be lodged with Computershare Investor Services PLC at the address set out in paragraph 10 below, accompanied by the original power of attorney (or a copy thereof duly certified in accordance with the Powers of Attorney Act 1971 or other applicable law). The power of attorney will be noted by Computershare Investor Services PLC and returned as directed.

8. IF YOUR FULL NAME OR OTHER PARTICULARS DIFFER FROM THOSE APPEARING ON YOUR SHARE CERTIFICATE(S), FOR EXAMPLE::

    (a) Name on share certificate....................................... Stephen
       Jones

       Correct name............................................................
        Steven Jones

       Complete this Form with the correct name and lodge it with Computershare Investor Services PLC at the address set out in paragraph 10 below, accompanied by a letter from your bank, stockbroker or solicitor confirming that the person described on the certificate(s) and the person who signed this Form is one and the same.

    (b) Incorrect address on the share certificate(s)

       Write the correct address in Box 3 of this Form.

    (c) Change of name

       If you have changed your name, lodge your marriage certificate or the deed poll with this Form for noting.

9.  IF YOU ARE NOT RESIDENT IN THE UK:

The attention of Brancote Shareholders not resident in the UK (and custodians, nominees or trustees thereof) is drawn to paragraph 7 of Part B of Appendix I to the Offer Document. It is the responsibility of Brancote Shareholders resident, or with registered addresses, in any jurisdiction outside the UK to ensure that they can lawfully accept the Offer before attempting to do so.

10. PAYMENT OF CONSIDERATION:

The New Meridian Common Shares to be issued under the Offer cannot be issued to you until all relevant documents, properly completed, have been received by post or by hand (during normal business hours) at Computershare Investor Services PLC, PO Box 859, The Pavilions, Bridgwater Road, Bristol BS99 1XZ or by hand (during normal business hours) at Computershare Investor Services PLC, 7th Floor, Jupiter House, Triton Court, 14 Finsbury Square, London EC2A 1BR.

FORMS OF ACCEPTANCE SHOULD BE RECEIVED AS SOON AS POSSIBLE AND IN ANY EVENT BY
3.00 P.M. ON   -  2002.

                        MERRILL CORPORATION LTD, LONDON
                                   02LON1299